Exhibit 15.2
To the Shareholders and Board of Directors
Sysco Corporation
     We are aware of the incorporation by reference of our reports dated November 3, 2008, February 2, 2009 and May 1, 2009 relating to the unaudited consolidated interim financial statements of Sysco Corporation that are included in its Forms 10-Q for the quarters ended September 27, 2008, December 27, 2008 and March 28, 2009 in the following registration statements.

Sysco Corporation Form S-3	File No. 333-126199
Sysco Corporation Form S-3	File No. 333-157413
Sysco Corporation Form S-4	File No. 333-50842
Sysco Corporation Form S-8	File No. 333-147338
Sysco Corporation Form S-8	File No. 33-45820
Sysco Corporation Form S-8	File No. 333-01259
Sysco Corporation Form S-8	File No. 333-01255
Sysco Corporation Form S-8	File No. 333-27405
Sysco Corporation Form S-8	File No. 333-66987
Sysco Corporation Form S-8	File No. 333-49840
Sysco Corporation Form S-8	File No. 333-58276
Sysco Corporation Form S-8	File No. 333-122947
Sysco Corporation Form S-8	File No. 333-129671

/s/ Ernst & Young LLP
Houston, Texas
May 1, 2009